                                                                     EXHIBIT 4.6

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                       WARRANT TO PURCHASE PREFERRED STOCK

                                       OF

                      BROCADE COMMUNICATIONS SYSTEMS, INC.

               THIS CERTIFIES THAT in partial consideration of that certain leasehold provided to Brocade Communications Systems, Inc., a California corporation (the "COMPANY"), receipt of which is hereby acknowledged, Symmetricom, Inc., a California corporation, or its permitted registered assigns ("REGISTERED HOLDER"), is entitled, subject to the terms and conditions of this Warrant, to purchase from the Company at any time after the Commencement Date (as defined in Section 2) of this Warrant and prior to 5:00 p.m. Pacific Time on May ___, 2002, unless terminated earlier under Section 12 hereof (the "EXPIRATION DATE"), up to Twenty Thousand (20,000) shares of Warrant Stock (as defined below) at a price per share equal to the Warrant Price (as defined below), upon surrender of this Warrant at the principal office of the Company, together with a duly executed subscription form in the form attached hereto as
Exhibit 1 and simultaneous payment of the full Warrant Price for the shares of Warrant Stock so purchased in lawful money of the United States. The Warrant Price is subject to adjustment as provided herein.

        1. CERTAIN DEFINITIONS. The following definitions shall apply for purposes of this Warrant:

               (a) "CONVERSION STOCK" shall mean Common Stock of the Company or other securities issuable upon conversion of the Warrant Stock.

               (b) "ISSUE DATE" shall mean the date of this Warrant.

               (c) "MAXIMUM NUMBER OF PURCHASABLE SHARES" shall be Twenty Thousand (20,000) shares, subject to adjustment as provided herein.

               (d) "WARRANT PRICE" shall mean Three Dollars ($3.00) per share. The Warrant Price is subject to adjustment as provided herein.

               (e) "WARRANT" shall mean this Warrant and any warrant(s) delivered in substitution or exchange therefor, as provided herein.

               (f) "WARRANT STOCK" shall mean Series C Preferred Stock of the Company.

        2. EXERCISE. Subject to compliance with all applicable securities laws, this Warrant may be exercised in whole or in part, at any time or from time to time, on any business day commencing on the earlier of (i) May __, 1998, or (ii) immediately prior to a Terminating Transaction under Section 12 (such date being herein referred to as "Commencement Date") and before the Expiration Date, for up to the Maximum Number of Purchasable Shares by surrendering this Warrant at the principal office of the Company at 1901 Guadalupe Parkway, San Jose, California, 95110, with the subscription form attached hereto duly executed by the Registered Holder, and payment, in cash and/or cancellation of bona fide indebtedness of the Company to the Registered Holder, of an amount equal to the product obtained by multiplying (i) the number of shares of Warrant Stock to be purchased by the Registered Holder by (ii) the Warrant Price or adjusted Warrant Price therefor, if applicable, as determined in accordance with the terms hereof. Upon a partial exercise of this Warrant: (i) the Maximum Purchasable Number of Shares immediately prior to such partial exercise shall be reduced by the number of shares of Warrant Stock purchased upon such exercise of this Warrant, and (ii) this Warrant shall be surrendered by the Registered Holder and replaced with a new Warrant of like tenor with respect to which the new Maximum Purchasable Number of Shares Amount is the former Maximum Purchasable Number of Shares Amount as so reduced. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Warrant Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As soon as practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of whole shares of Warrant Stock issuable upon such exercise.

        3. FULLY PAID SHARES. All shares of Warrant Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable.

        4. TRANSFER AND EXCHANGE. Subject to the foregoing and terms and conditions of this Warrant and compliance with all applicable securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, on the books of the Company maintained for such purpose at the principal office of the Company referred to above, by the Registered Holder hereof in person, or by duly authorized attorney, upon surrender of this Warrant properly endorsed, the Registered Holder's written instructions as to what quantity of the Maximum Number of Purchasable Shares is being transferred to each transferee's Warrant and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any partial transfer, the Company will issue and deliver to the Registered Holder and its transferee(s), respectively, a new Warrant or Warrants (of like tenor entitling the Registered Holder and its transferees to purchase shares of Warrant Stock equal in the aggregate to the Maximum Number of Purchasable Shares as determined immediately prior to such transfer, with the portions of the Maximum Number of Purchasable Shares allocated to each such Warrant to be determined by the Registered Holder's written instructions to the Company regarding such transfer not so transferred. Until a transfer of this Warrant is registered on the books of the Company, the Company may treat the Registered Holder hereof as the owner for all purposes. Notwithstanding the foregoing, this Warrant and the rights hereunder may not be transferred unless such transfer complies with all applicable securities laws and the provisions of Section 10 hereof.

        5. ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES. The Maximum Number of Purchasable Shares, and the number and character of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property at the time receivable or issuable upon exercise of this Warrant) and the Warrant Price therefor, are subject to adjustment upon the occurrence of the following events:

               5.1 Adjustment for Stock Splits, Stock Dividends, Recapitalizations, etc. The Maximum Number of Purchasable Shares, the Warrant Price of this Warrant and the number of shares of Warrant Stock issuable upon exercise of this Warrant shall each be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split, combination of shares, reclassification, recapitalization or other similar event affecting the number of outstanding shares of Warrant Stock that occurs after the date of the Warrant.

               5.2 Adjustment for Other Dividends and Distributions. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution payable with respect to the Warrant Stock payable in securities of the Company (other than issuances with respect to which adjustment is made under Section 5.1), then, and in each such case, the Registered Holder of this Warrant, upon exercise of this Warrant at any time after the consummation, effective date or record date of such event, shall receive, in addition to the shares of Warrant Stock issuable upon such exercise prior to such date, the securities or such other assets of the Company to which such Registered Holder would have been entitled upon such date if such Registered Holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

               5.3 Adjustment for Reorganization, Consolidation, Merger. Except in the event this Warrant is terminated pursuant to Section 12 hereof, in case of any reorganization of the Company (or of any other corporation, the stock or other securities of which are at the time receivable on the exercise of this Warrant) after the date of this Warrant, or in case, after such date, the Company (or any such corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, the Registered Holder of this Warrant, upon the exercise of this Warrant (as provided in Section 2), at any time after the consummation of such reorganization, consolidation, merger,

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or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which such Registered Holder would have been entitled upon the consummation of such reorganization, consolidation, merger or conveyance if such Registered Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in this Section 5, and the successor or purchasing corporation in such reorganization, consolidation, merger or conveyance (if other than the Company) shall duly execute and deliver to the Registered Holder a supplement hereto acknowledging such corporation's obligations under this Warrant; and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after the consummation of such reorganization, consolidation, merger or conveyance.

               5.4 Conversion of Warrant Stock. In case all the authorized class or series constituting the Warrant Stock of the Company is converted, pursuant to the Company's Articles of Incorporation, into Common Stock or other securities or property (the "PRIOR WARRANT STOCK CONVERSION PROCEEDS"), or the Warrant Stock otherwise ceases to exist, then, in such case, the Registered Holder of this Warrant, upon exercise of this Warrant at any time after the date on which the Warrant Stock is so converted or ceases to exist (the "WARRANT STOCK TERMINATION DATE"), shall receive, in lieu of the number of shares of Warrant Stock that would have been issuable upon such exercise immediately prior to the Warrant Stock Termination Date (the "FORMER WARRANT STOCK"), the Prior Warrant Stock Conversion Proceeds to which such Registered Holder would have been entitled to receive upon the Warrant Stock Termination Date if such Registered Holder had exercised this Warrant with respect to the Former Warrant Stock immediately prior to the Warrant Stock Termination Date (all subject to further adjustment as provided in this Warrant).

        6. NO IMPAIRMENT. The Company will not, by amendment of its Articles of Incorporation or Bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder under this Warrant against wrongful impairment. Without limiting the generality of the foregoing, the Company: (i) will not set nor increase the par value of any shares of stock issuable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and (ii) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Warrant Stock upon the exercise of this Warrant.

        7. CERTIFICATE AS TO ADJUSTMENTS. In each case of any adjustment in either the Maximum Number of Purchasable Shares, the Warrant Price or in the number of shares of Warrant Stock, or other stock, securities or property receivable upon the exercise of this Warrant, the Chief Financial Officer of the Company shall compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of the adjusted Maximum Number of Purchasable Shares and the adjusted Warrant Price. The Company will cause copies of such certificate to be mailed (by first class mail, postage prepaid) to the Registered Holder.

        8. LOSS OR MUTILATION. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership, and the loss, theft, destruction or mutilation, of this Warrant, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver in lieu thereof a new Warrant of like tenor.

        9. RESERVATION OF WARRANT STOCK. If at any time the number of authorized but unissued shares of the Company's class or series of Warrant Stock (or Prior Warrant Stock Conversion Proceeds) or other securities of the Company shall not be sufficient to effect the exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of such class or series of Warrant Stock or other securities to such number of shares of such class or series of Warrant Stock or other securities as shall be sufficient for such purpose.

        10. RESTRICTIONS ON TRANSFER.

               10.1 The Registered Holder understands that neither this Warrant nor the shares of Warrant Stock or Conversion Stock have been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws. As a condition to the issuance of this Warrant and to its exercise the Registered Holder hereby represents and warrants to the Company that:

                      (a) The Warrant and, if applicable, the shares of Warrant Stock and Conversion Stock (collectively, the "Securities") have been acquired by the Registered Holder for investment and not with a view to the sale or other distribution thereof within the meaning of the Act and the Registered Holder has no present intention of selling or otherwise disposing of all or any portion of the Securities.

                      (b) The Registered Holder has acquired (and will acquire) the Securities for the Registered Holder's own account only and no one else has any beneficial ownership in the Securities.

                      (c) The Registered Holder is capable of evaluating the merits and risks of any investment in the Securities, is financially capable of bearing a total loss of this investment and has either: (i) a preexisting personal or business relationship with the Company or its principals; (ii) by reason of the Registered Holder's business or financial experience, has the capacity to protect his or its own interests in connection with this investment; or (iii) is an "accredited investor" within the meaning of Regulation D promulgated under the Act, as amended.

                      (d) The Registered Holder has had access to all information regarding the Company, its present and prospective business, assets, liabilities and financial condition that the Registered Holder considers important to making the decision to acquire the Securities and

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
has had ample opportunity to ask questions of and receive answers from the Company's representatives concerning an investment in the Securities and to obtain any and all documents requested in order to supplement or verify any of the information supplied.

                      (e) The Registered Holder understands that the Securities shall be deemed restricted securities under the Act and may not be resold unless they are registered under the Act and any applicable State securities law, or in the opinion of counsel in form and substance satisfactory to the Company, an exemption from such registration is available.

                      (f) The Registered Holder is aware of Rule 144 promulgated under the Act, which rule provides, in substance, that: (i) after two years from the date restricted securities have been purchased and fully paid for, a holder may transfer restricted securities provided certain conditions are met (e.g., certain public information is available about the Company), and specific limitations on the amount of shares which can be sold within certain periods and the manner in which such shares must be sold are complied with; and (ii) after three years from the date the securities have been purchased and fully paid for, holders who are not "affiliates" of the Company may sell restricted securities without satisfying such conditions.

                      (g) The Registered Holder further understands that if the requirements of Rule 144 are not met, registration under the Act, compliance with Regulation A, or some other registration exemption will be required for any disposition of the Securities; and that, although Rule 144 is not exclusive, the Securities and Exchange Commission ("SEC") has expressed its opinion that persons proposing to sell restricted securities other than in a registered offering or other than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and such persons and the brokers who participate in the transactions do so at their own risk.

               10.2 The Registered Holder of this Warrant, by acceptance hereof, agrees that, absent an effective registration statement filed with the SEC under the Act, covering the disposition or sale of this Warrant or the Warrant Stock (or Conversion Stock) issued or issuable upon exercise hereof, such Registered Holder will not sell or transfer any or all of such Warrant Stock or Conversion Stock, as the case may be, without first providing the Company with an opinion of counsel satisfactory to the Company to the effect that such sale or transfer will be exempt from the registration and prospectus delivery requirements of the Act, and such Registered Holder consents to the Company making a notation on its records, or giving instructions to any transfer agent of this Warrant, or such Warrant Stock (or Conversion Stock), in order to implement such restriction on transfer. The shares issued upon exercise of this Warrant shall bear legends referring to the restrictions or transfer set forth in this Section 10. As a condition to the transfer of this Warrant or transfer of the shares issuable on exercise hereof, any permitted transferee must execute and deliver to the Company representations and warranties similar to these set forth in this
Section 10 and agree in writing to accept and be bound by all the terms and conditions of this Warrant.

        11. NO RIGHTS OR LIABILITIES AS SHAREHOLDER. This Warrant does not by itself entitle the Registered Holder to any voting rights or other rights as a shareholder of the Company. In the absence of affirmative action by Registered Holder to purchase Warrant Stock by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Registered Holder shall cause such Registered Holder to be a shareholder of the Company for any purpose.

        12. TERMINATION. The right to exercise this Warrant shall terminate upon the effective date of a merger or consolidation of the Company into or with another corporation, or the sale of all or substantially all of the Company's assets to another corporation or person, if, immediately after any such merger, consolidation or sale of assets, at least fifty percent (50%) of the voting power of the surviving corporation or such other person, as the case may be, is owned by persons who are not shareholders of the Company immediately prior to such merger, consolidation or sale (the "Terminating Transaction"). In such event, the Company shall, at least fifteen (15) days prior to the effective date of the Terminating Transaction, give written notice pursuant to Section 14 hereof the imminence of such Terminating Transaction.

        13. LOCK-UP AGREEMENT. The Registered Holder agrees, upon request of the Company or the underwriters managing any firmly underwritten public offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares of the Warrant Stock or Common Stock issuable upon conversion of the Warrant Stock acquired pursuant to the exercise of this Warrant (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as the Company or underwriters may specify.

        14. AMENDMENT; WAIVER. Any term of this Warrant may be amended, and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively) by the written consent of the Company and the Registered Holder.

        15. NOTICES. All notices and other communications from the Company to the Registered Holder shall be deemed given when mailed by first-class registered or certified mail, postage prepaid, to the address furnished to the Company in writing by the last Registered Holder who shall have furnished an address to the Company in writing.

        16. ATTORNEYS' FEES. In the event any party is required to engage the services of any attorneys for the purpose of enforcing this Warrant, or any provision thereof, the prevailing party shall be entitled to recover its reasonable attorneys' fees and any other related cost or expenses.

        17. HEADINGS. The headings in this Warrant are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof.

                                        7


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        18. LAW GOVERNING. This Warrant shall be construed and enforced in accordance with, and governed by, the internal laws of the State of California, excluding that body of law applicable to conflicts of laws.

        19. TERMS BINDING. By acceptance of this Warrant, the Registered Holder of this Warrant (and each subsequent assignee, transferee or Registered Holder of this Warrant) accepts and agrees to be bound by all the terms and conditions of this Warrant.

Dated: May 6, 1997

BROCADE COMMUNICATIONS                    ACKNOWLEDGED AND ACCEPTED
SYSTEMS, INC.                             BY REGISTERED HOLDER:



By: /s/ B. Carl Lee                       By: /s/ J. Scott Kamsler
   -------------------------------           --------------------------------
Name: B. Carl Lee                         Name: J. Scott Kamsler
     -----------------------------             ------------------------------
Title: VP & CFO                           Title: VP & CEO
      ----------------------------              -----------------------------
                                        8

                                                                       EXHIBIT 1

                              FORM OF SUBSCRIPTION

                  (To be signed only upon exercise of Warrant)

To: Brocade Communications Systems, Inc.
    1901 Guadalupe Parkway
    San Jose, CA 95110

               (1) The undersigned hereby elects to purchase _____ shares of that class or series of Warrant Stock of Brocade Communications Systems, Inc. (or, if applicable, such Prior Warrant Stock Conversion Proceeds, pursuant to the terms of the attached Warrant) and tenders herewith payment of the purchase price for such shares in full.

               (2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the representations and warranties of the undersigned set forth in Section 10 of the Warrant are true and correct as of this date.

               (3) Please issue a certificate or certificates representing such shares of that class or series of Warrant Stock of Brocade Communications Systems, Inc. (or, if applicable, such Prior Warrant Stock Conversion Proceeds, pursuant to the terms of the attached Warrant) in the name or names specified below:

--------------------------------             --------------------------------
(Name)                                       (Name)

--------------------------------             --------------------------------
(Address)                                    (Address)

--------------------------------             --------------------------------
(City, State, Zip Code)                      (City, State, Zip Code)

                (4) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

--------------------------------
(Name)

--------------------------------             --------------------------------
(Date)                                       (Signature of Registered Holder)

                               FORM OF ASSIGNMENT

               FOR VALUE RECEIVED the undersigned Registered Holder of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Warrant Stock set forth below:

Name of Assignee      Address      Number of Shares of Warrant Stock Transferred




and does hereby irrevocably constitute and appoint ___________________________ Attorney to make such transfer on the books of ____________________________, maintained for the purpose, with full power of substitution in the premises.

Dated: _________________

                                             REGISTERED HOLDER

                                             By:_______________________________

                                             Name:_____________________________

                                             Title:____________________________